AMENDMENT

TO

ROYALTY AGREEMENT

This Amendment to the Royalty Agreement ("Amendment"), dated September 4, 2018, is by and between Sharps Technology, Inc., a Wyoming corporation with an address at One Penn Plaza, 36th Floor, New York, New York, 10119 (the "Company"), Barry Berler, an individual residing at 1291 Mettler Rd., Huntingdon Valley, PA 19006 ("Berler") and Alan Blackman, an individual residing at St. Heliers 1017, Auckland, New Zealand ("Blackman").

WHEREAS, on July 11, 2017, Berler and Blackman entered into a Royalty Agreement (the "Royalty Agreement") with respect to a product invented by Berler represented by patent # USD 743025 (the "Product");

WHEREAS, all of the right, title and interest to the Product has been transferred to Sharps Technology, Inc. (the "Company");

WHEREAS, Berler and Blackman are both principal shareholders of the Company and accordingly have a mutual interest in increasing the enterprise value of the Company;

WHEREAS, the Royalty Agreement provided for certain continuing payments to Berler based on sales of the Product and the Parties desire to make certain changes to such payments as set forth below:

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the parties hereto agree as follows:

1. Section 4 of the Royalty Agreement which provides that Berler will receive four percent (4%) of the net sales derived from the use, offer for sale, sale, lease, rent and export of the Product and Related Services (the "Royalty Payments") is hereby amended to reduce such percentage to two percent (2%).

2. The Royalty Agreement is hereby further amended to provide that the Company shall have the right, but not the obligation, to make a one time payment of $500,000 to Berler and in exchange therefor Berler gives up all right to any further Royalty Payments. Such payment must be made within 3 years of this Amendment.

3. It is expected that Berler may continue to work with the Company on further developing advancements in the art of safety syringes and related products. For purposes of clarifying any future ambiguity, the Parties agree that Berler shall be listed as the inventor on such products, if applicable, but that Berler shall have no right to any ownership rights or right to royalty payments on such new products and advancements.

8. The terms and conditions of all other sections of the Royalty Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this agreement as of September 4, 2018.

BARRY BERLER ____________________

SHARPS TECHNOLOGY INC Alan Blackman, Director
NAME AND TITLE
ALAN BLACKMAN

[Signature Page to Amendment to Royalty Agreement]

SHARPS TECHNOLOGY, INC.

By: ____________________
Edgar Nouss
Chief Executive Officer

____
Alan Blackman
Director

____
Barry Berler